Exhibit 99.2
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
ADAMIS PHARMACEUTICALS CORPORATION
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Dennis J. Carlo and David J. Marguglio, or either of them, as proxies and attorneys-in-fact, each with the power of substitution, and hereby authorizes them to represent and to vote, all shares of common stock of Adamis Pharmaceuticals Corporation (the “Company”) held of record by the undersigned on                     , 2010, at the Special Meeting of Stockholders to be held on           , 2010, at                     , California at            a.m. PST, and any adjournments thereof, (1) as hereinafter specified upon the proposals listed below and on the reverse side and as more particularly described in the joint proxy statement/prospectus of the Company, and (2) in their discretion upon such other matters as may properly come before the meeting.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

DETACH HERE

☑	PLEASE MARK VOTES AS IN THIS EXAMPLE.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, and 3.
1.	TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF DECEMBER 4, 2009, AS AMENDED, BY AND AMONG LA JOLLA PHARMACEUTICAL COMPANY, JEWEL MERGER SUB, INC., AND THE COMPANY (THE “MERGER AGREEMENT”).

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.	TO APPROVE, IF NECESSARY, AN ADJOURNMENT OF THE ADAMIS SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE PROPOSAL OUTLINED ABOVE.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	TO CONSIDER AND ACT UPON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

☐	FOR	☐	AGAINST	☐	ABSTAIN
     IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

(Signature(s) of Stockholder or Authorized Signatory)

Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.
Please sign as name appears hereon. Joint owners should each sign. If shares are held of record by a corporation, the Proxy should be executed by the president, vice president, secretary or assistant secretary. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

MARK HERE ☐	MARK HERE ☐
FOR	IF YOU
ADDRESS	PLAN TO
CHANGE	ATTEND
AND	THE
NOTE AT	MEETING
LEFT